UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission

File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

BP Purchase Agreement

On September 4, 2012, Plains Exploration & Production Company (“PXP”) entered into a purchase and sale agreement (the “BP PSA”) to acquire certain oil and natural gas interests in and near the Holstein, Diana-Hoover, Horn Mountain, Marlin Hub and Ram Powell Fields located in the Gulf of Mexico, from BP Exploration & Production Inc. and BP America Production Company (“BP”), in exchange for $5.55 billion in cash, subject to customary purchase price adjustments (the “BP Acquisition”). Under the terms of the BP PSA, PXP made a performance deposit of $555 million with BP, which BP will be permitted to retain as liquidated damages if it terminates the BP PSA under certain circumstances. The BP PSA contains customary representations and warranties, covenants and indemnification provisions. The BP PSA also contains customary conditions to closing, including the expiration or early termination of the waiting period applicable to the BP Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any required approvals thereunder. Certain of these properties are subject to preferential rights. PXP expects that the BP Acquisition will close on November 30, 2012, and will be effective as of October 1, 2012; however, there can be no assurance that all of the conditions to closing the BP Acquisition will be satisfied.

Shell Purchase Agreement

On September 7, 2012, PXP entered into a purchase and sale agreement (the “Shell PSA”) to acquire certain oil and natural gas interests in the Holstein Field, located in the Gulf of Mexico, from Shell Offshore Inc., in exchange for $560 million in cash, subject to customary purchase price adjustments (the “Shell Acquisition” and, together with the BP Acquisition, the “Acquisitions”). The Shell PSA contains customary representations and warranties, covenants and indemnification provisions. The Shell PSA also contains customary conditions to closing, including the expiration or early termination of the waiting period applicable to the Shell Acquisition under the HSR Act and any required approvals thereunder. PXP expects that the Shell Acquisition will close on November 30, 2012, and will be effective as of October 1, 2012; however, there can be no assurance that all of the conditions to closing the Shell Acquisition will be satisfied.

Commitment Letter

On September 4, 2012, PXP entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”) and J.P. Morgan Securities LLC (“JPMorgan” and, together with JPMorgan Chase Bank, the “Initial Commitment Parties”). On September 7, 2012, the following financial institutions became additional commitment parties (together with the Initial Commitment Parties, the “Commitment Parties”): Barclays Bank PLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of Montreal, BMO Capital Markets Corp., Citibank, N.A., Citigroup Global Markets Inc., Royal Bank of Canada, The Bank of Nova Scotia, Scotia Capital (USA) Inc., Toronto-Dominion (New York) LLC, TD Securities (USA) LLC, Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC.

Subject to the terms and conditions of the Commitment Letter, the Commitment Parties have agreed to provide PXP with senior secured revolving and term loan credit facilities (the “Credit Facilities”) in an aggregate amount of $5.0 billion, with an initial Borrowing Base of $5.3 billion, comprised of:

•	a $3.0 billion 5-year revolving credit facility;

•	a $750.0 million 5-year term loan; and

•	a $1.25 billion 7-year term loan.

The Commitment Parties have also agreed to provide PXP with senior unsecured loans in an aggregate principal amount of up to $2.0 billion pursuant to a new senior unsecured bridge credit facility (the “Bridge Facility” and, together with the Credit Facilities, the “Facilities”). The proceeds of the Facilities are expected to be applied (i) to refinance certain existing indebtedness of PXP, (ii) to pay the cash consideration for the Acquisitions, (iii) to pay the fees and expenses incurred in connection with the Acquisitions and related financing transactions and (iv) other general corporate purposes.

The Commitment Letter is subject to various conditions, including (i) the absence of a material adverse effect under the BP PSA, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions.

Item 7.01	Regulation FD Disclosure

On September 10, 2012, PXP issued press releases announcing the Acquisitions. The press releases are furnished herewith as Exhibits 99.1 and 99.2 and are incorporated by reference herein. PXP will host a conference call today, September 10, at 8:00 a.m. Central Time. A live webcast of the conference call and operating and financial guidance slides including a 2013 and 2014 summary will be available in the Investor Information section of PXP’s website at www.pxp.com.

In addition, PXP will host an Analyst Meeting in New York City on Wednesday, September 12, 2012, beginning at 9:00 a.m. Eastern Time. A live webcast and presentation material will be available in the Investor Information section of PXP’s website, www.pxp.com.

Pursuant to Item 7.01, PXP is providing 2013 and 2014 full-year operating and financial guidance.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Plains Exploration & Production Company

Full-Year 2013-2014 Operating and Financial Guidance

	Year Ended 12/31/2013	Year Ended 12/31/2014
Estimated Sales Volumes:
Oil - mmbbls	40 - 42	43 - 46
NGL - mmbbls	3 - 4	3 - 4
Natural gas - bcf	31 - 33	33 - 35
Barrels of oil equivalent - mmboe	48 - 51	52 - 55
Daily barrels of oil equivalent midpoint - mboe (Pro-forma asset sales)	136	147
Natural gas assets held for sale - mmcfe per day	124	-
Year over year estimated production increase including asset sales	22%	8%
Brent Price (for calculation of realized hedging effects only):
Oil - $/bbl	$110.00	$110.00
NYMEX Price (for calculation of realized hedging effects only):
Natural gas - $/mcf	$3.00	$4.00
Estimated Realized Hedging Effects (based on assumed Brent/NYMEX prices above):
Oil - $/bbl(1)	($0.26)	$0.00
Natural gas - $/mcf	$1.57	$0.09
Estimated Realized Price Differentials to Brent/NYMEX Prices:
Oil - % of Brent	90% - 94%	89% - 93%
NGL - % of NYMEX	38% - 42%	38% - 42%
Natural gas - % Henry Hub	98% -102%	98% - 102%
Operating Costs per Mboe of Projected Sales Volumes:
Production expense(2)	$13.00 - $14.00	$12.50 - $13.50
Production and ad valorem taxes(3)	$1.50 - $2.00	$2.00 - $2.50
Gathering and transportation costs	$0.95 - $1.15	$1.50 - $1.70
General and administrative	$2.40 - $2.60	$2.50 - $2.70
Stock-based compensation (noncash)(4)	$0.80 - $1.00	$0.80 - $1.00
Depreciation, depletion, amortization and accretion	$36.00 - $38.00	$36.00 - $38.00
Interest expense	$7.00 - $10.00	$5.00 - $8.00
Effective Tax Rate	52% - 54%	37% - 39%
Weighted average shares outstanding (in millions):
Basic	125 - 130	128 - 132
Diluted	128 - 132	130 - 132

($ in millions)
Operating Cash Flow (non-GAAP)(5)	$3,000 - $3,200	$3,100 - $3,500
Capital spending on proved and unproved properties(6)	($1,800 - $2,000)	($2,000 - $2,200)
Asset sales and other transactions	$1,400 - $1,600	$0

Total budgeted cash flow surplus	$2,600 - $2,800	$1,100 - $1,300

(1)

The Company currently has deferred premiums and interest of approximately $70 million and $110 million in 2013 and 2014, respectively. PXP currently plans to offset the put spreads by selling calls to cover the estimated deferred premiums and interest.

(2)

Includes LOE, steam gas costs and electricity. Steam gas costs assume a base SoCal Border index price of $3.08 per MMBtu for 2013 and $4.12 per MMBtu for 2014. The purchased volumes are anticipated to be 50,000 MMBtu per day for 2013 and 55,000 MMBtu for 2014 .

(3)	Production and ad valorem taxes assume base index prices of $110.00 per barrel and $3.00 per MMBtu for 2013 and $4.00 per MMBtu for 2014. (Note: Brent index price for Oil)
(4)	Based on current outstanding and projected awards and current stock price.
(5)

Operating Cash Flow is a non-GAAP measure calculated by adjusting net income to add back certain non-cash and non-operating items, including the unrealized gain and loss on mark-to-market derivative contracts, to include derivative cash settlements for the realized gain and loss on mark-to-market derivative contracts that are classified as investing activities for GAAP purposes, to include distributions to holders of noncontrolling interest in the form of preferred stock of subsidiary that are classified as financing activities for GAAP purposes and to exclude certain other items. We are unable to provide a reconciliation to projected Cash Flow Provided by Operating Activities, the most comparable GAAP measure, because of uncertainties associated with the most significant component of the reconciliation, projected future changes in assets and liabilities. Distributions to holders of noncontrolling interest in the form of preferred stock of subsidiary is projected to be approximately $27 million for 2013 and 2014 and derivative cash settlements for the realized net gains on mark-to-market derivative contracts is projected to be approximately $40 million and $5 million in 2013 and 2014.

(6)	Includes capitalized interest and general and administrative expenses.

Statement Regarding Forward-Looking Statements

This Report on Form 8-K contains forward-looking information regarding PXP, including statements regarding the anticipated benefits and other aspects of the proposed Acquisitions and related financing. These statements are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this Report that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These factors include, among other things:

*	the completion of the proposed Acquisitions;

*	the anticipated benefits from the proposed Acquisitions;

*	the completion of the proposed financing;

*	reserve and production estimates;

*	oil and gas prices;

*	the impact of derivative positions;

*	production expense estimates;

*	cash flow estimates;

*	future financial performance;

*	capital and credit market conditions;

*	planned capital expenditures; and

*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 99.1	Plains Exploration & Production Company press release dated September 10, 2012.

	Exhibit 99.2	Plains Exploration & Production Company press release dated September 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: September 10, 2012	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller & Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1	Plains Exploration & Production Company press release dated September 10, 2012.

Exhibit 99.2	Plains Exploration & Production Company press release dated September 10, 2012.